UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2012

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On May 30, 2012, Coherent, Inc. and Union Bank, N.A. (the “Bank”) entered into an Amended and Restated Loan Agreement (the “Agreement”) and an Amended and Restated Promissory Note (Base Rate) (the “Note”) providing for unsecured revolving loans of up to $50,000,000 and a $25,000,000 sub-limit for letters of credit.  Any principal amount and accrued and unpaid interest outstanding is due and payable on May 31, 2014.  Borrowings under the Agreement will generally accrue interest at a per annum rate of LIBOR plus a margin of 1.5%.  Interest is due and payable at the end of an interest period (or at each three month interval in the case of loans with interest periods greater than three months).

Coherent is required to maintain compliance, on a consolidated basis, with a quick ratio, which is a ratio of its cash, accounts receivable and marketable securities to its current liabilities, of 1.25:1.00, a ratio of its total liabilities to tangible net worth of not greater than 1.00: 1.00, and a ratio of funded debt to EBITDA, as determined in the Agreement, for each 12-month period ending at the end of a fiscal quarter of not greater than 2.00:1.00.

The Agreement contains negative covenants, which include limitations on liens, indebtedness, certain acquisitions and sales, loans, dividends and stock repurchases and transactions with affiliates.

Upon an uncured event of default under the Agreement, the Bank may declare all or a portion of the outstanding obligations payable by Coherent to be immediately due and payable, terminate its commitments and exercise other rights and remedies provided for under the Agreement.  The events of default are subject to customary cure periods for certain defaults, and include, among others, non-payment defaults, covenant defaults, inaccuracy of representations and warranties, bankruptcy and insolvency defaults, material judgment defaults and cross-defaults to certain other material indebtedness.

As of the date hereof, Coherent does not have any loans or letters of credit outstanding under the Agreement.

Copies of the Agreement and the Note are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.  The above description is qualified in its entirety by reference to the exhibits.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Loan Agreement dated May 30, 2012 between Coherent and Union Bank, NA.

10.2	Amended and Restated Promissory Note (Base Rate).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.

Date: June 5, 2012	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Loan Agreement dated May 30, 2012 between Coherent and Union Bank, NA.

10.2	Amended and Restated Promissory Note (Base Rate).